Exhibit 21.1

Subsidiaries

Nutritional Concepts Corp. Limited, a UK Private Limited Company

#07788848

Incorporated on September 27, 2011

Registered Office:

Fletcher Kennedy Ltd.

72 High Street

Haslemere, Surrey GU27 2LA